UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 15, 2008

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive
Norwood, Massachusetts 02062
(781) 551-9450
(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 15, 2008, Apogee Technology, Inc. ( “Apogee”) received $100,000 in proceeds from the sale of two promissory notes.  Herbert M. Stein, the Chairman and Chief Executive Officer of Apogee, and David Spiegel, a large shareholder of Apogee’s common stock each loaned the Company $50,000, pursuant to the promissory notes attached hereto.  The promissory notes bear simple interest of 8% per year and are to be repaid in cash by November 11, 2008.

The promissory notes are attached hereto as Exhibit 99.1 and Exhibit 99.2, and are incorporated herein by reference.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the issuance of the promissory notes discussed above, Apogee issued warrants to each of Herbert M. Stein and David Spiegel to acquire five thousand shares of Apogee common stock.  Each warrant has an exercise price of $1.00 and is exercisable immediately and expires three years from the date of issuance.  These warrants were issued by Apogee in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended, and have been documented using the form of warrant attached hereto as Exhibit 99.3.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	Promissory Note dated as of May 15, 2008 issued by Apogee Technology, Inc. to Herbert M. Stein.
99.2	Promissory Note dated as of May 15, 2008 issued by Apogee Technology, Inc. to David Spiegel.
99.3	Form of Warrant dated as of May 15, 2008 issued by Apogee Technology, Inc. to Herbert M. Stein and David Spiegel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: May 15, 2008	By:	/s/ Herbert M. Stein
Herbert M. Stein
President, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description

99.1	Promissory Note dated as of May 15 2008 issued by Apogee Technology, Inc. to Herbert M. Stein.
99.2	Promissory Note dated as of May 15 2008 issued by Apogee Technology, Inc. to David Spiegel.
99.3	Form of Warrant dated as of May 15 2008 issued by Apogee Technology, Inc. to Herbert M. Stein and David Spiegel.